Exhibit (10)(zz)

                              COMMERCIAL SUB-LEASE
                              --------------------

                  The Commercial Sub-Lease and Agreement made as of the 1st day of July, 1996, between Perfect Panels, Inc., an Alabama Corporation, (hereinafter referred to as "Landlord"), whose address is P. O. Box 1805, Hamilton, Alabama 35570, and Quality Housing Supply, Inc., an Alabama Corporation, (hereinafter referred to as "Tenant") whose address is P. O. Box 664, Winfield, Alabama 35539.

                  Whereas, Landlord has a new building, fixtures, and property located at or near Hamilton, Marion County, Alabama, wherein Landlord is the Lessee under a Lease Agreement with Option to Purchase (the "Prime Lease") with The City of Hamilton on a bond issue; and,

                  Whereas, Landlord and Tenant (who will be a sub-lessee of Landlord) wish to enter into a Commercial Sub-Lease for a period of ninety-six
(96) months on the terms and conditions hereinafter set forth:

         1. DESCRIPTION OF PROPERTY: That Landlord has and does hereby lease (and/or sub-lease) unto the said Tenant the following described real estate (including the fixtures placed hereon), which is situated in the City of Hamilton, County of Marion, and State of Alabama, (hereinafter referred to as the "Premises"):

                  (See Attached Schedule "A" for description of the real estate)

                  TO HAVE AND TO HOLD the Premises unto the Tenant for a term of ninety-six (96) months commencing as stated in paragraph (b) herein.

         2. RENT. Tenant hereby covenants and agrees to pay Landlord rent for the Premises as follows:


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                  2.1     First Rental Period.

                  Tenant  covenants  and agrees to pay Landlord as base rent for the first forty-eight (48) months of this lease for said Premises the sum of Six Hundred Thousand and No/100 ($600,000.00) Dollars for said period. The first rental payment will be due July 1, 1996 and on the 1st day of each month thereafter payable in forty-eight (48) consecutive monthly installments, in advance, being in the sum of Twelve Thousand Five Hundred and No/100 ($12,500.00) Dollars per month.

                  2.2     Second Rental Period.

                  Landlord and Tenant agree that the base rent for months forty-nine (49) through month ninety-six (96) shall be in the minimum base sum of Seven Hundred Twenty Thousand and No/100 ($720,000.00) Dollars payable in forty-eight (48) consecutive monthly installments, in advance, in the sum of Fifteen Thousand and No/100 ($15,000.00) Dollars per month.

                  2.3     Annual Rent Adjustment during Second Rental Period.

                  The base rent payable hereunder shall be adjusted effective as of the 1st day of each annual anniversary date of the lease term beginning July 1, 2000, in accordance with this Section 2.3, effective July 1, 2000 and on July 1 of each year thereafter during the remaining term of this lease; beginning with the fifth year of the lease term and each succeeding July 1 thereafter, the monthly rent shall increase by the actual annual inflation increase and the annual inflation increase shall be calculated as follows: the monthly rent payment due pursuant to this lease shall be adjusted to an amount equal to the product obtained by multiplying the previous years' monthly rental by a fraction, the numerator of which is the Consumer Price Index for all urban consumers, U.S. City Average, for all items, as published by the U.S. Bureau of Labor Statistics (the "CPI Index") for the first month of the new annual term, and the denominator of which is the first month of the previous annual term; provided, however the monthly payment shall not be less than the monthly rental


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payment for the previous year. The monthly rent payment  calculated  pursuant to the preceding sentence shall then remain constant during the next twelve month period of the lease.

         3. OPTION TO PURCHASE. (a) (i) Tenant is hereby granted an exclusive option to purchase the Premises by giving ninety (90) days written notice of the exercise of such option to Landlord during the original term of this lease or during any renewal thereof, (said option to purchase the Premises being hereinafter referred to as the "Option"). The purchase price to be paid by Tenant to Landlord at the closing in the event the Option is exercised and the sale of the Premises is consummated pursuant thereto shall be an amount equal to One Million One Hundred Twenty-Five Thousand and No/100 ($1,125,000.00) Dollars, during the first four (4) years (48 months) of the lease term and the minimum sum of One Million Two Hundred Fifty and No/100 ($1,250,000.00) Dollars during the remaining term of the lease, which shall be adjusted annually on July 1 of each year beginning July 1, 2000 by the increase in the Consumer Price Index (CPI) as stated herein payable in cash at the closing (the "Closing") of such sale, and shall be in addition to any rent or other sums theretofore paid or payable by Tenant to Landlord under this lease through the period ending on the date of the Closing (the "Closing Date").

                           (ii)   As a condition precedent to the closing of the
Option to Purchase, Tenant shall cause the Landlord and the personal guarantors on the Bond Issue with the City of Hamilton to be released from any further obligations or liability on the Bond Issue.

                           (iii)   Option to Purchase: Price Adjustment.  In the
event Lessee exercises its Option to purchase as set forth in paragraph 3 of this Sub-Lease and Agreement, the minimum purchase price payable hereunder shall be adjusted effective as of July 1, 2000 and on the 1st day of July of each year thereafter during the remaining term of this lease, in accordance with this Section. Effective July 1, 2000, the annual Option to purchase price due pursuant to this lease shall be increased and adjusted to an amount equal to the

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product obtained  by multiplying  $1,250,000.00  by a fraction, the numerator of which is the Consumer Price Index for all Urban Consumers U.S. City Average, for all items, as published by the U.S. Bureau of Labor Statistics (the "CPI Index") for July 1, 2000, and the denominator of which is the CPI Index for July 1, 1996; provided, however, the Option to purchase price shall not be less than One Million Two Hundred Fifty Thousand and No/100 ($1,250,000.00) Dollars. The Option to purchase price calculated pursuant to the preceding sentence shall then remain constant for the next twelve (12) month period, and, shall be re-calculated annually on July 1st of each year during the remaining term of the lease and adjusted for the increase in the CPI, but in no event shall the Option to purchase price be less than One Million Two Hundred Fifty Thousand and No/100 ($1,250,000.00) Dollars.
                           (b)  In the event Tenant gives notice to Landlord  of
the exercise of the Option, Landlord agrees to use its best efforts to acquire title to the Premises, which shall be fee simple title in the case of the Premises, from the City of Hamilton, including, without limitation, curing any defaults under that certain lease agreement by and between the City and the Landlord dated as of March 6, 1996 (the "Prime Lease"), taking such steps as may be necessary to provide for the prepayment of the Bond under the Prime Lease, thereafter exercising its option to purchase the Premises under the Prime Lease, terminating the Prime Lease, and otherwise taking such actions as may be necessary to provide for the redemption of the Bond, the release of the mortgage on the Mortgaged Realty by the Trustee, and the discharge of the Indenture. Landlord shall be entitled to make its obligations to acquire such title contingent upon a contemporaneous closing of the purchase of the Premises pursuant to the Option. In the event Landlord exercises its best efforts as aforesaid, such acquisition of title shall be a condition precedent to the enforceability against either Landlord or Tenant of the Option granted hereunder or the exercise thereof.

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                           (c)  Tenant shall  have  the  right,  at  its expense
(except as provided in subsection (d) hereof, to conduct an examination of Landlord's title to the Premises and, in the judgment of Tenant, exercised in good faith and based upon such termination, if such title is not at any time in a condition satisfactory to Tenant, Tenant shall have the right to elect not to consummate the purchase of the Premises by written notice given to Landlord at any time prior to the consummation of said purchase. Tenant agrees to give Landlord prompt notice in the event it obtains knowledge of any fact or matter constituting a defect in Landlord' title, and in the event the title is
defective   Landlord  agrees  to  use  its best efforts to promptly correct said defect. Tenant's election not to consummate the purchase of the Premises as herein provided shall not affect this lease nor in any way limit or affect Tenant's right to exercise the Option at a later time during the term of this lease or any renewal thereof as provided in subsection (a) of this Section 3.

                           (d)  The  Closing  of  the  purchase  of the Premises
provided for this Section 4 shall take place on or before the end of the  ninety
(90) day notice period provided for herein, or at such other time as the parties may mutually agree upon in writing. Conveyance of the Premises shall be made by general warranty deed with full covenants and warranties of title, subject to restrictive covenants, free of all liens except whose as may be approved in writing by Tenant. Possession shall be given upon delivery of the deed. Landlord shall furnish to Tenant, at Tenant's expense, a current, standard form title insurance binder and policy with respect to the Premises issued by a reputable title insurance company in the amount of the purchase price. The title insurance binder and policy shall show merchantable fee simple title to the Premises in the Landlord, free and clear of all liens, encumbrances and exceptions, except as may be otherwise approved by Tenant in writing prior to the consummation of the sale. Tenant shall bear all charges of the title company for the title premium for the issuance of the title insurance binder and
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policy.  Tenant  further  shall  furnish,  at its expense,  such  surveys of the
Premises as may be needed by the Tenant.

                           (e)  The right to exercise the  Option  shall  expire
upon the expiration or earlier termination of the original term of this lease if not renewed, and, if renewed, upon the expiration or earlier termination of the renewal term of this lease.

                           (f)  In the  alternative  to  exercising  the  Option
provided for in subparagraph (a) through (e) hereof, Tenant shall have the exclusive right and option (the "Landlord Option") herein granted by the
Landlord to acquire subject to the terms and conditions of the Prime Lease and the conditions in this lease paragraph 2(a)(ii), the leasehold interest of the Landlord in the Prime Lease (including the option to purchase) on any installment payment date, as defined in the Prime Lease. To exercise the Leasehold Option, the Tenant shall give written notice to the Landlord not more than ninety (90) nor less than forty-five (45) days prior to such installment note. The purchase price payable by the Tenant in the event of the exercise of the Leasehold Option, which shall be payable in cash at the Closing, shall be the difference between (a) One Million One Hundred Twenty-Five Thousand and No/100 ($1,125,000.00) Dollars during the first four years of the lease term and
the  minimum  sum  of  One  Million  Two  Hundred  Fifty  Thousand  and   No/100
($1,250,000.00) Dollars during the remaining term of the lease, adjusted annually by the increase in the CPI, and (b) an amount which, when added to the amount on deposit in the Bond Fund created in the Indenture, will be sufficient to retire and redeem the Bond on such installment payment date, including, without limitation, the principal, interest to mature until and on such installment payment date, any redemption premium with respect to the Bond, expenses of redemption and Trustee's fees. Upon the consummation of such purchase, the Landlord will assign to Tenant all its right, title and interest in the Prime Lease, and the Tenant will assume all the obligations of Landlord under the Prime Lease that accrue after the Closing. Tenant further shall be
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entitled to the benefit of the title matters set forth in  subparagraph  (c) and
(d) hereof. In the alternative to an assignment and assumption of the Prime Lease, the Tenant shall be entitled to elect that, immediately upon receipt of the amount specified in clause (b) of the third sentence of this subparagraph, the Landlord will pay such amount to the Trustee and will thereafter cooperate fully with the Tenant in taking any and all action that may be necessary to effect the redemption of the Bond on the then next succeeding installment payment date. The Landlord and the Tenant recognize and agree that upon the purchase of the right, title and interest of the Landlord in and to the Prime Lease pursuant to the provisions of this subparagraph, the Tenant will exercise the option to purchase the Project granted in the Prime Lease. Accordingly, the Landlord agrees that it will cooperate with the Tenant in causing the City to take any and all actions necessary under the Prime Lease and the Indenture to effect the redemption of the Bond on the installment payment date with respect to which the Leasehold Option granted to the Tenant in this paragraph is to be exercised.

                           (g)  The right to exercise the Leasehold Option shall
expire upon the expirations or earlier termination of the original term of this lease.

                           (h)  In connection with the Closing of the  Option or
the Leasehold Option, Tenant and Landlord each agree to execute any and all documents reasonably requested by counsel to the parties to effectuate the transactions contemplated in the foregoing subparagraphs.

         4. TENANT'S PROPERTY. All furniture, machinery, and equipment placed upon the leased Premises by Tenant, except fixtures which shall become the property of Landlord, shall remain the property of Tenant and may be removed by Tenant at or prior to the expiration or termination of this lease agreement, provided that all terms and conditions of this lease agreement have been complied with by Tenant, and provided further, that Tenant repair any damage to


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the leased building caused by such removal and shall not  permit any  damage  or weakening of the structural integrity of said building to occur by such removal.

                  Notwithstanding the foregoing, in the event that Tenant shall hereafter make any structural changes, additions, improvements, alterations or replacements to the Premises that do not constitute fixtures, or in the event Tenant makes any substitutions or replacements of the fixtures, such structural changes, additions, improvements, alterations or replacements shall be deemed to constitute a part of the Premises, subject to being delivered to Landlord pursuant  to Section 20 hereof or to  repossession  and  reletting  pursuant  to
Section 23 hereof. Tenant agrees to identify by labeling or other conspicuous means any furniture, machinery, or equipment which belongs to it and does not constitute a fixture and a part of the Premises.
         5. LANDLORD'S LIEN. A lien is expressly reserved by Landlord and granted by Tenant, upon all equipment, building material, inventory, improvements, and all other items (and fixtures which are the property or to become the property of Landlord) erected or put in place upon the Premises by or through Tenant or other occupants for the payment of rent and also for the satisfaction of any causes of actions which may accrue to the Landlord by the provisions of this lease, except as may be waived in writing by the Landlord.

         6. WAIVER OF SUBROGATION. Landlord and Tenant mutually agree to waive any right of subrogation which they may have against the other for any losses paid to them on insurance policy or policies carried on the property to the extent permitted by the terms of said policy or policies.

         7. PROOF OF PAYMENT. The burden of proof of payment of rent in case of controversy shall be upon Tenant.

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         8.       INTERRUPTED POSSESSION.  Landlord  hereby  covenants  that  if
Tenant shall keep and perform all of the covenants of this lease on the part of Tenant to be performed, Landlord will guarantee to Tenant the quite, peaceful, interrupted possession of the Premises.

         9.       Tenant hereby covenants

                           (a)  USE FOR LAWFUL PURPOSES.  That the Premises  and
all buildings and improvements thereon shall during the term of this lease be used only and exclusively for lawful and moral purposes, and no part of the Premises or improvements thereon shall be used in any manner whatsoever for any purpose in violation of the laws of the United States, the State of Alabama, or the ordinances and laws of the City of Hamilton, and County of Marion;

                           (b)  O.S.H.A., etc.  To  save   and   hold   Landlord
harmless from any violations on the Premises of the laws of the United States including but not limited to requirements of Occupational Safety and Health Association, of the State of Alabama, and the ordinances and laws of the City of Hamilton and County of Marion;

                           (c)  NUISANCE.  Not to create or allow  any  nuisance
to exist on the Premises, and to abate any nuisance that may arise promptly and free of expenses to Landlord;

                           (d)  INCREASE OF INSURANCE.  Not to  suffer  anything
to remain upon or about the Premises nor permit upon the Premises any trade or occupation or cause to be done anything which may render an increased or extra premium payable for the insurance on the Premises or the building thereon against fire, theft, and extended coverage unless consented to in writing by the Landlord and if so consented to, Tenant shall pay such increased or extra premium within ten (10) days after Tenant shall have been advised of the amount thereof;

                           (f)  HOLD HARMLESS. To hold Landlord harmless against
all damages, accidents and injuries to persons or property caused by or resulting from, or in connection with any equipment, power plant, machinery,

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elevator,  elevator shaft,  stairway, signs, awnings,  glass,  brick, and  other building material, hatch, or other openings, flagpole, or any other things in or pertaining to any other parts of any building or buildings on the Premises or things in or pertaining to or upon the said buildings and Premises during the term of this lease or while Tenant is occupying the Premises;

                           (g)  INSOLVENCY OR BANKRUPTCY.  That, notwithstanding
any other provisions in this lease, in the event of the insolvency or bankruptcy of Tenant, or in the event of a partial or general assignment for the benefit of a creditor, at any time thereafter Landlord shall have the right to terminate the lease immediately.

         10.      CONDITION AT OCCUPANCY AND REPAIRS AND/OR REPLACEMENT.
                  Tenant acknowledges that all the appliances, plumbing, heating and cooling apparatus, and fixtures, are new and in good order by the act of occupancy and use of the Premises, and does hereby covenant and agree that during the terms of this lease the same shall be maintained and kept in good order and condition, with replacement if required by Landlord, at Tenant's expense, and, at the expiration of this lease, to make good all damages to same, if deemed necessary by the Landlord, either during the term of this lease or at the expiration thereof. Tenant further agrees, that in the event it deems a fixture owned by Landlord to be worn out or obsolete for its manufacturing purposes, it will replace the worn out fixture or substitute new modern fixtures at its sole expense and the new or replacement fixture will immediately become the property of the Landlord.

         11. REPAIRS AND MAINTENANCE. In addition to those provisions in paragraph 11 herein, Tenant further agrees that it shall be responsible for all repairs to the buildings and fixtures and to the Premises including but not limited to maintaining and/or replacing the roof and side walls of the building(s) on the Premises to keep them in good order, to maintain a water tight seal, and Tenant shall be responsible for any damage to the building(s), fixtures, or the Premises which may be caused by a defect(s) in the roof.

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         12.      ENVIRONMENTAL MATTERS AND COMPLIANCE.  (i)  Lessee  represents and warrants that the Tenant's use of the Premises will not violate any environmental laws and that no substance, chemical, material, or substance the exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional, or Local Authority, or which, even if not so regulated, may pose a hazard to the health and safety to the occupants of the Premises or the owners of property adjacent thereto. Tenant further represents and warrants that there are no areas on the Premises where hazardous substances have been disposed of, or released by Tenant, and Tenant shall give Landlord immediate oral and written notice of its receipt of any notice of a violation of any law, standard or regulation covered by this paragraph.

                           (ii)  Tenant hereby  agrees  to  indemnify  and  hold
Landlord harmless from all loss, cost, damage, claim, and expense incurred by Landlord on account of the violation of any representations or warranties set forth in this paragraph, or of Tenant's failure to perform any obligations of this paragraph, or of Tenant's failure to comply fully with all environmental laws, rules, and regulations.

                           (iii)  Tenant  shall  comply  with  all   applicable,
present  and  future,  local,  state,   and  federal   environmental  laws   and
regulations. Tenant shall notify Landlord immediately if any, hazardous substance, (as defined in CERCLA) is released, discharged, or disposed of, stored, or discovered on the Premises. Tenant shall notify Landlord in writing within three (3) days after receiving written notice from any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation related to the Premises, or demanding compliance within any environmental protection law or regulation, or demanding payment,

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indemnity, or contribution for any environmental damage or injury to any natural resources or the Premises.

                           (iv)  At  its  sole  cost  and  expense, Tenant shall
comply with all Federal, State, and Local Laws, Regulations and Orders with respect to the discharge and removal of hazardous substances or toxic waste, pay immediately when due the cost of removal of any such waste, and keep the Premises free of any lien imposed pursuant to such laws, rules, regulations, and orders. In addition, Tenant shall not install or permit to be installed in the Premises, any substance containing anything deemed hazardous by Federal, State, or Local laws, rules, regulations, or orders respecting such material. In the event Tenant fails to comply herewith, then after notice to Tenant and the expiration of the early of (a) thirty (30) days after written notice, or (b) the cure, permitted under the applicable law, rule, regulation, or order, Lessee may either declare this lease to be in default and terminate the lease or cause the Premises to be freed from the hazardous waste, and contaminates, and the cost of the removal shall be so much additional indebtedness charged to the Tenant as rent which shall become immediately due and payable without notice.

                           (v)  For purposes of this entire  paragraph  thirteen
"hazardous substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or any flammable substances, explosives, radioactive materials, hazardous materials, hazardous waste, toxic substances, pollutants, pollution, or related materials which are covered by, or regulated under, any other Federal, State, or Local Statute, Law, Ordinance, Code, Rule, Regulation, Order, or Decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material,

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as now or at  any time hereafter in effect  (herein collectively referred  to as the "Environmental Laws").

         13. DRAINAGE. Tenant agrees to keep all ditches in good repair and maintain good drainage around the building(s) and to be responsible for any surface water damage to the building(s) and Premises.

         14. SEWER SYSTEM. Tenant expressly agrees to accept the sewage and water systems in good order and to be responsible for any expense to maintain, repair, replace, or improve said systems.

         15. UTILITY CHARGES. Tenant agrees to pay any and all bill for its utilities, such as electricity, gas, water, telephone, and trash removal, used by Tenant during the term of this lease and Landlord shall have no obligation therefor.

         16. LIABILITY INSURANCE. That Tenant shall, during the term of this lease, keep in full force and effect a policy of public liability insurance with respect to the Premises and the business operated thereon by Tenant, in which the limits of liability shall not be less than Two Million and No/100 ($2,000,000.00) Dollars per person and Five Million and No/100 ($5,000,000.00) Dollars for each accident or occurrence for bodily injury and the same for property damage. Should Landlord ever desire this limit increased, Tenant will pay the increased premium, and Tenant shall cause the Landlord to be a named insured on said policy "as its interest may appear" and furnish Landlord with a copy thereof and any renewals thereto.

         17. FIRE INSURANCE. Tenant agrees to maintain fire and all risk extended coverage insurance on the ISO Special Forms, including earthquake coverage, on the building(s) and fixtures equal to one hundred (100%) percent of replacement cost, during the term of this lease, or any renewal thereof. Landlord shall be the named insured on said insurance policies covering the


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building(s)  and fixtures and be provided  with a copy of the  policies.  Tenant agrees to pay any increase in said premium after the original policy term, if any.
         18. PROPERTY TAXES. Tenant shall pay the ad valorem taxes on the real estate and fixtures covered in this lease during the lease term or any renewal thereof. And, Tenant shall pay all ad valorem taxes assessed on any equipment placed on the Premises by it and on any inventory or other items subject to said tax and shall hold the Landlord harmless therefrom.

         19. VACATE PREMISES AT END OF TERM. If at the expiration of this lease or any renewal thereof, the Option to purchase the Premises herein granted to Tenant has not been exercised, Tenant agrees to deliver up to Landlord, or Landlord's agents or assigns, the fixtures and the Premises at the expiration of this lease in good order and condition, and to make good all damage to the building(s) and fixtures and the Premises, ordinary wear and tear excepted. The said delivery to be made on the day immediately following the last day of this lease or any renewal thereof, and in the event of failure of Tenant to deliver the Premises on the termination of this lease or any renewal thereof, Landlord may hold Tenant for any damages that Landlord may have sustained due to the failure of Tenant to make delivery of the Premises, until all the Premises, with the keys to same, cleared of all persons and property not belonging to same, be returned to Landlord, or Landlord's successors or assigns. No demand or notice of such delivery shall be necessary.

         20. INSPECTION AND RIGHT TO REPAIR. Landlord reserves the right during the term of this lease or any renewal to enter the Premises at reasonable hours to show the same to other persons who may be interested in renting or buying the property, and for the purposes of inspecting the Premises, in order to request Tenant to make such repairs and/or replacements as the Landlord may deem necessary for the protection and preservation of the Premises and the buildings and fixtures thereon; but Landlord is not bound to make any inspection or repairs whatever, not to be held liable for any damages in consequences of

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stoppage of water, sewer, gas  or drain pipes by reason of freezing or any other cause of obstructions, nor for any other defects about the Premises and the building(s) and fixtures thereon, Tenant having examined the same and being satisfied therewith, but should such obstruction, freezing, stoppages, or other defects about the Premises and the building(s) thereon occur during the term of this lease or any renewal, or while Tenant is occupying the Premises, then Tenant shall remedy the same promptly at Tenant's expense unless Landlord by written agreement undertakes to do the same.

         21. DESTRUCTION OF BUILDING. In the even of the total destruction of, or partial damage to, the building(s) upon the demised Premises by fire or other casualty, Landlord shall proceed with due diligence and dispatch to repair and restore the building(s) to the conditions to which they existed immediately prior to the occurrence of such casualty, at Landlord's cost and expense, provided such cost does not exceed the proceeds of insurance collected on the building(s), by reason of such casualty, the application of which insurance proceeds are not prohibited, by reason of any mortgage provision, from being used toward the cost of restoration and repairing the same; provided, further, that if the unexpired portion of the term of this lease or any extension thereof shall be two (2) years or less on the date of such casualty or the cost of repair or restoration, as estimated by two or more contractors, exceeds twenty (20%) percent of the replacement value of the Premises immediately prior to the occurrence of such casualty, then Landlord may by written notice to the Tenant, within sixty (60) days after the occurrence of such casualty, terminate this lease. If the insurance proceeds are insufficient to effect such restoration or repairs, Landlord at its option may cancel this lease by written notice to Tenant within sixty (60) days after the occurrence of such casualty.

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                  In the event the  repairing  and  restoring  of the  buildings cannot be completed within six (6) months after the date of occurrence of such casualty, as estimated by two or more reputable contractors, the Tenant shall have the right to terminate this lease upon giving written notice to Landlord within thirty (30) days from the date of occurrence of said casualty. From the date of such damage or destruction until said building has been substantially repaired or restored, an equitable abatement of rent shall be allowed the Tenant.
                  22. DEFAULT. If Tenant fails to pay any installment of rent within ten (10) days of the date it is due, Landlord may, after notifying Tenant in writing of such default in the payment of rent (unless within five (5) days after receipt of such notice Tenant cures such default) declare the lease and any renewal thereof cancelled and terminated. If Tenant defaults in the payment of any moneys required herein to be paid by Tenant other than rent, or in the performance of any Tenant's other obligations hereunder, Landlord may, after once notifying Tenant in writing of such default (unless within thirty
(30) days after such notice Tenant cures such default if the same involves the payment of money other than rent required herein to be paid by Tenant, or in the case of default other than in the payment of money. Tenant commences and diligently prosecutes the curing of such default) declare the lease and any renewal thereof cancelled and terminated and the remainder of the rent due under the lease shall be due and payable immediately. If the lease shall terminate as aforesaid or should Landlord elect not to terminate this lease, in either event Landlord shall have the immediate right to re-enter and repossess the Premises and the remainder of the rent due under the lease term shall be due and payable immediately. Landlord shall have the further right (but shall not be obligated to do so) to relet the Premises and the improvements thereon, if the Landlord elects not to terminate this lease. If Landlord relets for an amount less than the rental and other charges required by this lease to be paid by Tenant, then Landlord shall notify Tenant of this deficiency each month and Tenant shall


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either  receive credit for any amounts  paid or pay the  deficiency to  Landlord within fifteen (15) days of receipt of such notice. No entry by Landlord under the provisions of this section shall bar the recovery of rent or damages for breach or any of the covenants, agreements or conditions on the part of the Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder shall not be deemed a waiver or forfeiture of Landlord of any of the rights or remedies provided for herein. The exercise by Landlord of any right or remedy or of any alternative rights or remedies, granted herein to Landlord shall not affect or prejudice any other rights or remedies afforded Landlord by law. Any failure of Landlord promptly to exercise the rights or pursue the remedies accruing hereunder by reason of any breach or default shall not operate as a waiver but the right and remedies shall be available to Landlord at any time or times. Nothing contained in this Section 22 shall limit or affect the rights granted Landlord by Section 9(g) of this lease.

         23. WAIVER OF TERMINATION NOTICE. Both Landlord and Tenant waive notice of the termination of this lease at the end of the lease period specified or any renewal thereof.

         24. WAIVER OF BREACH. It is hereby covenanted and agreed that no waiver of a breach of any of the covenants of this lease shall not be construed to be a waiver of any succeeding breach of the same or any other covenant.

         25. SUCCESSORS AND ASSIGNS. It is hereby covenanted and agreed between the parties hereto that all covenants, conditions, agreements, and undertakings, contained in this lease or any renewal thereof shall extend to and be binding on the respective heirs, executors, administrators, successors and assigns of the respective parties hereto.

         26. BUSINESS ON PREMISES. Unless written consent is otherwise given by Landlord, the business to be conducted on the Premises throughout the full term of this lease is the manufacture of wall panels and other construction

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supplies for the housing industry and at no time will the premises be unoccupied or vacant as that term is defined in Landlord's fire insurance policies.

         27. ASSIGNMENT. Tenant shall not have the right to assign the lease or sub-let all or a portion of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld.

         28. EMINENT DOMAIN. If at any time during the term of this lease or any renewal thereof, the entire Premises unusable for Tenant's business, shall be taken or appropriated by virtue of eminent domain or other similar proceedings, or be condemned for any public or quasi public use, Tenant shall have the right and privilege of terminating the lease, by written notice to Landlord within thirty (30) days after such condemnation or appropriation. All rents and other charges and payments provided for herein shall be permanently abated from the time of such taking, appropriation, or injury resulting in the termination of this lease. It is understood and agreed that in the event of such termination, Landlord and Tenant will prosecute at their option their respective claims against the public or private body, herein designated as the taking authority, on the account of any taking, appropriation, or injury of or to the Premises, and neither party hereto shall be liable to the other for any recovery to be obtained or recovered from the taking authority.

         29. ATTORNEY FEES. Tenant agrees to pay all costs of collection, including a twenty-five (25%) percent attorney's fees, if all or any part of the rent reserved herein is collected after maturity with the aid of any attorney; also to pay reasonable attorney's fees in the event it becomes necessary for the Landlord to employ an attorney to force Tenant to comply with any of the covenants, obligations, or conditions imposed by this lease or any renewal thereof.

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         30.      LAW GOVERNING.  This lease  has  been  entered  into under the laws of the State of Alabama and the rights and obligations of the parties hereunder shall be governed and determined according to such laws.

         31. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties with respect to the Premises and cannot be changed unless such change, modification, or amendment is in writing and executed by all parties to this lease.

         32. COUNTERPARTS. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         33. NOTICE. Any notice provided to be given by the parties hereto shall be in writing, each to the other, as the case may be, and mailed by Certified United States Mail, postage prepaid, and directed to Landlord at P. O. Box 1805, Hamilton, Alabama 35570, and to Tenant at P. O. Box 664, Winfield Alabama 35594, or by delivery of any such written notice to the other.

         34. HEADINGS. Headings of sections and subsections have been inserted in this agreement as a matter of convenience and it is agreed that such headings are not a part of this agreement and will not be used in the interpretation of any provision hereof.

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                  IN TESTIMONY WHEREOF, the above named Landlord and Tenant have executed this and two other original instruments of identical tenor and date, on the day and year set forth in the first paragraph of this lease.

                                                  LANDLORD:

                                                  PERFECT PANELS, INC.,

 /s/                                              /s/ Charles Dempsey
-----------------------------                     By----------------------(L.S.)
Witness                                              Its President


                                                  TENANT:

                                                  QUALITY HOUSING SUPPLY, INC.

/s/ Michelle Jones                                /s/ Jay G. Godsey
-----------------------------                     By----------------------(L.S.)
Witness                                              Its President











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                                   EXHIBIT "A"
                                   -----------


  Commencing at the Southeast corner of the SE 1/4 of NE 1/4, Section 36, Township 10 South, Range 14 West, Marion County, Alabama; thence run westerly along the South line of said SE 1/4 of NE 1/4 a distance of 548.02 feet; thence turn a deflection angle to the right of 90 degrees 00' 00" and run a distance of 40.00 feet to a point at the intersection of the westerly right-of-way line of Bedford Drive (80' R.O.W.) with the northerly right-of-way line of Park Road (40' R.O.W.) and the point of beginning. FROM SAID POINT OF BEGINNING continue northerly along the westerly right-of-way line of Bedford Drive a distance of 560.00 feet; thence turn a deflection angle to the left of 90 degrees 00' 00" and run a distance of 399.00 feet; thence turn a deflection angle to the left of 90 degrees 00' 00" and run a distance of 560.00 feet to the northerly right-of-way line of Park Road; thence turn a deflection angle to the left of 90 degrees 00' 00" and run along the northerly right-of-way line of Park Road a distance of 399.00 feet to the point of beginning.

  Said parcel being in and a part of the SE 1/4 of NE 1/4 of Section 36, Township 10 South, Range 14 West, Marion County, Alabama and containing 5.13 acres more or less.













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